UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Clementia Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	98-1128564
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4150 St Catherine Street West, Suite 550 Montreal, Quebec, Canada	H3Z 2Y5
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-219066
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1:	Description of Registrant’s Securities to be Registered.

For a description of the common shares, no par value, of Clementia Pharmaceuticals Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” contained in the Registrant’s Registration Statement on Form F-1 (File No. 333-219066), as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2:	Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The NASDAQ Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Clementia Pharmaceuticals Inc.

Date: August 1, 2017	By:	/s/ Michael Singer
	Name:	Michael Singer
	Title:	Chief Financial Officer